MADSEN & ASSOCIATES, CPA’S, INC.
684 EAST VINE STREET #3
MURRAY, UT 84107
TELEPHONE (801) 268-2632
FAX (801) 262-3978

September 17, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Volcan Holdings, Inc.
(f/k/a Dunn Mining, Inc.)

File Ref. No. 333-141505

We have read the statement of Volcan Holdings, Inc. (f/k/a Dunn Mining, Inc.) pertaining to our firm included under the Item 4.01 of Form 8-K dated on or about September 17, 2008 and agree with such statements as they pertain to our firm.

Regards,

/s/ Madsen & Associates CPA’s, Inc.
MADSEN & ASSOCIATES CPA’S, INC.
Certified Public Accountants

684 East Vine Street, Suite 3
Murray, UT 84107
Telephone: (801) 268-2632
Facsimile: (801) 262-3978